UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 S. Industrial Road suite 100
Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 992-4539

Former address of principal executive offices that appeared on last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

  ☐

Item 1.01         Entry into a Material Definitive Agreement.

Effective as of May 31, 2023, CLS Holdings USA, Inc. (the “Company”), entered into amendments to six debentures (each an “Amended and Restated Unsecured Debenture” and, collectively, the “Amended and Restated Unsecured Debentures”), originally issued in connection with the Company’s November 2021 debenture offering (the “November 2021 Debenture Offering”). The amendments amend six debentures totaling $2.5 million, issued by the Company in the November 2021 Debenture Offering from December 1, 2021, through January 4, 2022 (the “Original Debentures”). The Company issued one of the six Original Debentures (CLSH2022-D1) for $250,000 on December 1, 2021. On December 21, 2021, the Company issued another of the six Original Debentures (CLSH2022-D2) for $250,000 and one of the six Original Debentures (CLSH2022-D3) for $500,000. The Company issued the remaining three Original Debentures (CLSH2022-D4, CLSH2022-D5 and CLSH2022-D6) for $500,000 each on January 4, 2022. The Company also issued an aggregate of 3,030,304 warrants to purchase its common stock at an exercise price of $0.4125 per share to the purchasers of the Original Debentures in the November 2021 Debenture Offering. The terms of the warrants remain the same after the amendments to the Original Debentures.

Under the Amended and Restated Unsecured Debentures, the maturity dates of Original Debentures CLSH2022-D1, CLSH2022-D3, CLSH2022-D4, CLSH2022-D5 and CLSH2022-D6 are extended to October 31, 2024 (the “Maturity Date”). In the case of Original Debenture CLSH2022-D2 the Maturity Date remains the same following amendment. In the case of all but Original Debenture CLSH2022-D2, the payment terms of the Original Debentures are amended to require the Company to make its first payment of principal and interest on June 30, 2023, followed by a quarterly payment of principal and interest on September 30, 2023. Beginning October 31, 2023, the Company is required to pay the note holders principal and interest monthly through the Maturity Date. In the case of Original Debenture CLSH2022-D2, the terms are amended to require the Company to make its first payment of principal and interest on June 30, 2023 followed by monthly payments of principal and interest through the Maturity Date. The terms of the Original Debentures required the Company to pay accrued interest quarterly, one-half (50%) of the original principal amount on July 10, 2023, and the remaining outstanding principal and accrued interest on July 10, 2024. All other material terms of the Original Debentures, with the exception of the new payment schedules, remain the same.

By paying the Amended and Restated Unsecured Debentures in regular installments, rather than in two annual lump-sum payments, the Company will save money by retiring principle at a faster rate, thereby saving on the interest payments. The Amended and Restated Unsecured Debentures will result in aggregate savings to the Company of $129,635.40 through the Maturity Dates.

The foregoing descriptions of the Amended and Restated Debentures are summary descriptions of the material terms thereof and are qualified in their entirety by reference to the full text of the Amended and Restated Debentures, which are incorporated by reference hereto and filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

10.1	Amended and Restated Unsecured Debenture dated May 31, 2023, issued to Graham Saunders in the principal amount of $250,000.00

10.2	Amended and Restated Unsecured Debenture dated May 31, 2023, issued to Ian Whitmore in the principal amount of $250,000.00

10.3	Amended and Restated Unsecured Debenture dated May 31, 2023, issued to Tribeca Investment Partners in the principal amount of $500,000.00

10.4	Amended and Restated Unsecured Debenture dated May 31, 2023, issued to Tribeca Investment Partners in the principal amount of $500,000.00

10.5	Amended and Restated Unsecured Debenture dated May 31, 2023, issued to Tribeca Investment Partners in the principal amount of $500,000.00

10.6	Amended and Restated Unsecured Debenture dated May 31, 2023, issued to Navy Capital Green Fund LP in the principal amount of $500,000.00

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: June 5, 2023	By: /s/ Andrew Glashow
Andrew Glashow Chief Executive Officer and Chairman of the Board of CLS Holdings USA, Inc.